UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):   August 15, 2003

                                -----------------

                                  I-TRAX, INC.
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             (Exact name of registrant as specified in its charter)

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
           Delaware                         0-30275                        23-3057155
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(State or other jurisdiction of    (Commission File Number)     (IRS Employer Identification No.)
        incorporation)
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            One Logan Square
       130 N. 18th St., Suite 2615
            Philadelphia, PA                                  19103
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(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:           (215) 557-7488


                                       N/A
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          (Former name or former address, if changed since last report)




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Item 9.           Regulation FD Disclosure.

A press release issued by I-trax,  Inc. on August 14, 2003 is attached hereto as
Exhibit 99.1.

Item 7.           Exhibits.

99.1              Press Release, issued August 14, 2003.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             I-TRAX, INC.



Date:  August 14, 2003                       By:   /s/Frank A. Martin
                                                 -------------------------------
                                             Name:   Frank A. Martin
                                             Title:     Chief Executive Officer





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Company Contact:         Media Contact:       Investor Contact:
Janice L. MacKenzie      Linda Jasper         Robert B. Prag, President
I-trax, Inc.             Keatingpr            The Del Mar Consulting Group, Inc.
(215) 557-7488 x109      (973) 921-2003       (858) 794-9500
jmackenzie@i-trax.com    ljasper@keatingpr.com bprag@delmarconsulting.com
---------------------    --------------------- ---------------------------

            I-trax Announces Second Quarter Revenue Increase of 76%;
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                      - Six Months Revenue Increases 165% -

PHILADELPHIA, PA August 14, 2003 -- I-trax, Inc. (Amex: DMX), a population health management solutions company, announced today its results for the three and six months ended June 30, 2003.

Total revenue for the quarter ended June 30, 2003 was $1,051,196, up 76% from revenue of $598,660 for the comparable quarter of 2002. Net loss for this quarter was $2,742,322, or $0.28 per share as compared with a net loss of $2,391,061 or $0.26 per share, for the comparable quarter last year. The increase in net loss between quarters is attributed to a $1,366,216 increase in marketing and publicity expenses, most of which are the result of non-cash investor relations activities that are not expected to continue at that level in the future.

For the six months ended June 30, 2003, total revenue was $2,667,327, up 165% from revenue of $1,005,017 for the comparable period of 2002. Net loss for the six months ended June 30, 2003 was $3,705,995, or $0.39 per share, as compared with a net loss of $4,542,973, or $0.52 per share, for the same period last year.

Commenting on the results, Frank A. Martin, Chairman and Chief Executive Officer of I-trax, stated, "We continue to grow our business and future prospects remain very strong. We currently have a backlog and quality pipeline of approximately $35 million and a contract pipeline of business opportunities in excess of $200 million. We define quality pipeline as potential business where I-trax, either alone or with other participants, has delivered a proposal or a contract to the prospect, the proposal or contract has been accepted and the prospect confirmed that I-trax is on a "short list" of potential vendors. We include in backlog business that I-trax anticipates it will receive pursuant to existing contracts. In addition to significantly increasing our revenue in the first six months of 2003, we were able to reduce our general and administrative expenses by 50% and our salary and related benefits by 32%. In summary, we experienced the following favorable changes in our expenses:

     o Our general and administrative expenses are down 50% to $496,701 from $986,311 for the comparable six months of 2002; and

     o Our salary and related benefits are down 32% to $1,324,457 from $1,954,997 for the comparable six months of 2002."

The company is now serving approximately 64 clients, 4 of which joined us since the end of the first quarter.

I-trax will host a conference call at 4:15 p.m. EDT. The telephone number for the conference call will be 800-328-1382.


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During the call, Mr. Martin will discuss the company's second quarter financial results and provide a company overview via an interactive slideshow presentation that can be accessed at http://dataconference3.presentonline.com/. The presentation pass code number is x1168240.

Mr. Martin will also be available to answer questions. Investors may e-mail questions in advance of the call to The Del Mar Consulting Group, Inc. at bprag@delmarconsulting.com.

Investors will be able to access an encore recording of the conference call through August 28th by calling 800-642-1687 and referencing the conference ID number of 2232697. The encore recording will be available approximately two hours after the conference call has concluded.

Investors and the public may choose to access the conference call and slide show presentation online at http://dataconference3.presentonline.com/ and enter the presentation pass code number of x1168240.

About I-trax
------------
I-trax enables a new generation of disease management through its unique personalized health management solutions, which reduce the cost of care while improving the health of populations. I-trax provides the only integrated, end-to-end health management solutions available today. Utilizing a common data platform, the Medicive(R) Medical Enterprise Data System, I-trax solutions enable true coordination of care through the utilization of shared records by all caregivers. These solutions have been tested and proven in real-world settings including Walter Reed Army Healthcare System, Office of Attending Physician, US Congress, the Pentagon, Aetna, MedCost, Alegent Health, Presbyterian Health Plan, CalOptima and Los Angeles County-USC Medical Center. I-trax is headquartered in Philadelphia, Pennsylvania, and has offices in Omaha, Nebraska and Reston, Virginia. More information is available at http://www.i-trax.com.

Safe Harbor Statement: This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. In order for I-trax to utilize the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, investors are cautioned that these statements may be affected by the important factors, among others, set forth below, and consequently, actual operations and results may differ materially from those expressed in these forward-looking statements. The important factors include: I-trax's ability to execute new contracts for disease management services, population health management services and technology solutions; the risks associated with a significant concentration of I-trax's revenues with a limited number of customers; I-trax's ability to effectively improve its technology and service solutions; I-trax's ability to renew and maintain contracts with its current customers under existing terms; I-trax's ability to execute on its business plan; I-trax's ability to obtain adequate financing to provide the capital that may be needed to support the growth of its business; acceptance of I-trax's solutions by the marketplace; and general economic conditions. I-trax undertakes no obligation to update or revise any such forward-looking statements. These and other risks pertaining to I-trax are described in greater detail in I-trax's periodic filings with the Securities and Exchange Commission.




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